UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Yuma Delaware Merger Subsidiary, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	81-2235304 (IRS Employer Identification No.)

1177 West Loop South, Suite 1825 Houston, Texas (Address of principal executive offices)	77027 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered		Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share		NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-212103 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.01.
Description of Registrant’s Securities to be Registered.

Yuma Delaware Merger Subsidiary, Inc., a Delaware corporation (the “Registrant”), hereby incorporates by reference the description of its common stock, $0.001 par value per share (the “Common Stock”), to be registered hereunder contained under the heading “Description of Yuma Delaware Capital Stock” in the Registrant’s Registration Statement on Form S-4 (File No. 333-212103), as originally filed with the Securities and Exchange Commission (the “Commission”) on June 17, 2016, as subsequently amended (the “Registration Statement”), and in the proxy statement/prospectus included in the Registration Statement filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which proxy statement/prospectus shall be deemed to be incorporated by reference herein. The Registrant intends to change its name to “Yuma Energy, Inc.” immediately prior to the completion of the proposed reincorporation merger described in the Registration Statement.

The Registrant’s common stock to be registered hereunder has been approved for listing on the NYSE MKT under the symbol “YUMA.”

Item 2.
Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the NYSE MKT LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

YUMA DELAWARE MERGER SUBSIDIARY, INC.

	By:	/s/ Sam L. Banks
	Name:	Sam L. Banks
Date: October 25, 2016	Title:	Chief Executive Officer and President